EXHIBIT 10.1
CONFORMED COPY

POOL CORPORATION

$100,000,000 Floating Rate Senior Notes due February 12, 2012

_________

NOTE PURCHASE AGREEMENT

_________

Dated as of February 1, 2007

TABLE OF CONTENTS

Section	Page

1.	AUTHORIZATION OF NOTES.		1
	1.1.	Description of Notes.	1
	1.2.	Floating Interest Rate Provisions for the Notes.	1
	1.3.	Subsidiary Guaranty.	2

2.	SALE AND PURCHASE OF NOTES.		2

3.	CLOSING.		3

4.	CONDITIONS TO CLOSING.		3
	4.1.	Representations and Warranties.	3
	4.2.	Performance; No Default.	3
	4.3.	Compliance Certificates.	4
	4.4.	Opinions of Counsel.	4
	4.5.	Purchase Permitted By Applicable Law, etc.	4
	4.6.	Sale of Other Notes.	4
	4.7.	Payment of Special Counsel Fees.	4
	4.8.	Private Placement Numbers.	5
	4.9.	Changes in Corporate Structure.	5
	4.10.	Funding Instructions.	5
	4.11.	Amendment of Credit Agreement.	5
	4.12.	Proceedings and Documents.	5

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.		5
	5.1.	Organization; Power and Authority.	5
	5.2.	Authorization, etc.	6
	5.3.	Disclosure.	6
	5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.	7
	5.5.	Financial Statements; Material Liabilities.	7
	5.6.	Compliance with Laws, Other Instruments, etc.	8
	5.7.	Governmental Authorizations, etc.	8
	5.8.	Litigation; Observance of Statutes and Orders.	8
	5.9.	Taxes.	9
	5.10.	Title to Property; Leases.	9
	5.11.	Licenses, Permits, etc.	9
	5.12.	Compliance with ERISA.	10
	5.13.	Private Offering by the Company.	11
	5.14.	Use of Proceeds; Margin Regulations.	11
	5.15.	Existing Indebtedness; Future Liens.	11
	5.16.	Foreign Assets Control Regulations, etc.	12
	5.17.	Status under Certain Statutes.	12
	5.18.	Environmental Matters.	12

6.	REPRESENTATIONS OF THE PURCHASERS.		13
	6.1.	Purchase for Investment.	13
	6.2.	Source of Funds.	13

7.	INFORMATION AS TO COMPANY.		15
	7.1.	Financial and Business Information.	15
	7.2.	Officer's Certificate.	17
	7.3.	Electronic Delivery.	18
	7.4.	Visitation.	18

8.	PREPAYMENT OF THE NOTES.		19
	8.1.	Required Prepayments.	19
	8.2.	Optional Prepayments.	19
	8.3.	Mandatory Offer to Prepay Upon Change of Control.	19
	8.4.	Allocation of Partial Prepayments.	21
	8.5.	Maturity; Surrender, etc.	21
	8.6.	Purchase of Notes.	21
	8.7.	LIBOR Breakage Amount.	21

9.	AFFIRMATIVE COVENANTS.		22
	9.1.	Compliance with Law.	22
	9.2.	Insurance.	22
	9.3.	Maintenance of Properties.	22
	9.4.	Payment of Taxes and Claims.	22
	9.5.	Corporate Existence, etc.	23
	9.6.	Books and Records.	23
	9.7.	Subsidiary Guaranty; Release.	23
	9.8.	Pari Passu Ranking.	24

10.	NEGATIVE COVENANTS.		24
	10.1.	Funded Indebtedness.	24
	10.2.	Fixed Charge Coverage.	24
	10.3.	Priority Debt.	24
	10.4.	Liens.	24
	10.5.	Subsidiary Indebtedness.	26
	10.6.	Mergers, Consolidations, etc.	27
	10.7.	Sale of Assets.	27
	10.8.	Nature of Business.	28
	10.9.	Transactions with Affiliates.	29
	10.10.	Terrorism Sanctions Regulations.	29

11.	EVENTS OF DEFAULT.		29

12.	REMEDIES ON DEFAULT, ETC.		31
	12.1.	Acceleration.	31
	12.2.	Other Remedies.	32
	12.3.	Rescission.	32
	12.4.	No Waivers or Election of Remedies, Expenses, etc.	33

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.		33
	13.1.	Registration of Notes.	33
	13.2.	Transfer and Exchange of Notes.	33
	13.3.	Replacement of Notes.	34

14.	PAYMENTS ON NOTES.		34
	14.1.	Place of Payment.	34
	14.2.	Home Office Payment.	34

15.	EXPENSES, ETC.		35
	15.1.	Transaction Expenses.	35
	15.2.	Survival.	35

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.		35

17.	AMENDMENT AND WAIVER.		36
	17.1.	Requirements.	36
	17.2.	Solicitation of Holders of Notes.	36
	17.3.	Binding Effect, etc.	37
	17.4.	Notes held by Company, etc.	37

18.	NOTICES.		37

19.	REPRODUCTION OF DOCUMENTS.		38

20.	CONFIDENTIAL INFORMATION.		38

21.	SUBSTITUTION OF PURCHASER.		39

22.	MISCELLANEOUS.		39
	22.1.	Successors and Assigns.	39
	22.2.	Payments Due on Non-Business Days.	39
	22.3.	Accounting Terms.	40
	22.4.	Severability.	40
	22.5.	Construction.	40
	22.6.	Counterparts.	40
	22.7.	Governing Law.	40
	22.8.	Jurisdiction and Process; Waiver of Jury Trial.	40

SCHEDULE A -- Information Relating to Purchasers
SCHEDULE B -- Defined Terms
SCHEDULE 5.4 -- Subsidiaries; Ownership of Subsidiary Stock; Affiliates
SCHEDULE 5.5 -- Financial Statements
SCHEDULE 5.14 -- Use of Proceeds
SCHEDULE 5.15 -- Existing Indebtedness
SCHEDULE 10.4 -- Liens
SCHEDULE 10.5 -- Subsidiary Indebtedness
EXHIBIT 1.1 -- Form of Senior Note
EXHIBIT 1.3 -- Form of Subsidiary Guaranty
EXHIBIT 4.4(a) -- Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b) -- Form of Opinion of General Counsel of the Company
EXHIBIT 4.4(c) -- Form of Opinion of Special Counsel to the Purchasers

POOL CORPORATION
109 Northpark Boulevard
Covington, LA 70433-5521
985-892-5521
Fax: 985-892-2438

$100,000,000 Floating Rate Senior Notes due February 12, 2012

Dated as of February 1, 2007

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

POOL CORPORATION, a Delaware corporation (the “Company”), agrees with each of you as follows:

1.  AUTHORIZATION OF NOTES.

1.1.  Description of Notes.

The Company has authorized the issue and sale of $100,000,000 aggregate principal amount of its Floating Rate Senior Notes due February 12, 2012 (the “Notes”, such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes will be substantially in the form set out in Exhibit 1.1, with such changes therefrom, if any, as may be approved by you, the Other Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.  Floating Interest Rate Provisions for the Notes.

(a)  Adjusted LIBOR Rate. “Adjusted LIBOR Rate” means, for each Interest Period, the rate per annum equal to LIBOR for such Interest Period plus 0.60%. For purposes of determining Adjusted LIBOR Rate, the following terms have the following meanings:

“LIBOR” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 3-month period that appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days before the commencement of the first Interest Period).

“Reuters Screen LIBO Page” means the display designated as the “LIBO” page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service) or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits.

(b)  Determination of the Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the Notes, within two Business Days after the beginning of each Interest Period, together with (i) a copy of the relevant screen used for the determination of LIBOR, (ii) a calculation of the Adjusted LIBOR Rate for such Interest Period, (iii) the number of days in such Interest Period, (iv) the date on which interest for such Interest Period will be paid and (v) the amount of interest to be paid to each holder of Notes on such date. If the holders of a majority in principal amount of the Notes outstanding do not concur with such determination by the Company, as evidenced by a single written notice delivered to the Company within 10 Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, the determination of the Adjusted LIBOR Rate shall be made by such holders of the Notes, and any such determination made in accordance with the provisions of this Agreement shall be conclusive and binding absent manifest error.

(c)  Interest Period. “Interest Period” means for the Notes and for any period for which interest is to be calculated or paid, the period commencing on an interest payment date for such Notes, or on the date of Closing in the case of the first such period, and continuing up to, but not including, the next interest payment date. The interest payment dates for the Notes are February 12, May 12, August 12 and November 12.

1.3.  Subsidiary Guaranty.

The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be guaranteed by each Domestic Subsidiary that is or hereafter becomes a borrower or guarantor under the Credit Agreement (individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), pursuant to the Subsidiary Guaranty in substantially the form of the attached Exhibit 1.3, as it hereafter may be amended or supplemented from time to time (the “Subsidiary Guaranty”).

2.  SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the “Other Purchasers”), and you and each of the Other Purchasers will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your respective names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no obligation and no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3.  CLOSING.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Foley & Lardner LLP, 321 North Clark Street, Suite 2800, Chicago, Illinois 60610-4764, at 9:00 a.m., Chicago time, at a closing (the “Closing”) on February 12, 2007 or on such other Business Day thereafter on or prior to February 28, 2007 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of such Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 882-357-791, for the benefit of SCP Distributors LLC, at Capital One Bank, NA, 313 Carondelet Street, 6th floor, New Orleans, LA 70130, ABA number 065000090. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.  CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.  Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.  Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

4.3.  Compliance Certificates.

(a)  Officer’s Certificate. The Company shall have delivered to you an Officer’s Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)  Secretary’s Certificate. The Company shall have delivered to you certificates of its and each Subsidiary Guarantor’s Secretary or an Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4.  Opinions of Counsel.

You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., special counsel for the Company covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to such transactions as you may reasonably request, (b) from Jennifer M. Neil, Corporate Secretary and General Counsel of the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request, and (c) from Foley & Lardner LLP, your special counsel in connection with such transactions, covering the matters set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

4.5.  Purchase Permitted By Applicable Law, etc.

On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.  Sale of Other Notes.

Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them as specified in Schedule A.

4.7.  Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.  Private Placement Numbers.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Foley & Lardner LLP for the Notes.

4.9.  Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  Funding Instructions.

At least three Business Days prior to the date of the Closing, you shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.  Amendment of Credit Agreement.

The Credit Agreement shall have been amended to permit the issuance and sale of the Notes to you and the Other Purchasers and you shall have received a copy of a fully executed counterpart of such amendment.

4.12.  Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

5.1.  Organization; Power and Authority.

The Company is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.  Authorization, etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor and upon execution and delivery thereof will constitute the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.  Disclosure.

The Company, through its agent, J.P. Morgan Securities Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated January 2007 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to you and the Other Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to you and the Other Purchasers prior to January 25, 2007 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2005, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)  Schedule 5.4 is (except as noted therein) a complete and correct list of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, whether such Subsidiary is a Domestic Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b)  All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)  Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)  No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.  Financial Statements; Material Liabilities.

The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.  Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

5.7.  Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the execution, delivery or performance by each Subsidiary Guarantor of the Subsidiary Guaranty.

5.8.  Litigation; Observance of Statutes and Orders.

(a)  There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)  Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws and the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.  Taxes.

The Company and its Subsidiaries have filed, or extended the time for filing, all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not, individually or in the aggregate, Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2002 (except for certain items that are the subject of a limited extension of the statute of limitations for which the Company has established adequate reserves in accordance with GAAP and that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.10.  Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc.

(a)  The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)  To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for instances of actual or alleged infringement that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)  To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  Compliance with ERISA.

(a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)  The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that, individually, or in the aggregate for all Plans, is Material. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)  The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)  The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 14 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.  Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to refinance Indebtedness of the Company as set forth in Schedule 5.14 and for general corporate purposes, which may include purchases of the Company’s common stock, payment of dividends and assets or business acquisitions. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) so as to involve the Company or any holder of Notes in a violation of such Regulation, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.  Existing Indebtedness; Future Liens.

(a)  Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2006 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or any Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)  Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

(c)  Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or other organizational document) that limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

5.16.  Foreign Assets Control Regulations, etc.

(a)  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)  Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.17.  Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18.  Environmental Matters.

(a)  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)  Neither the Company nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)  Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)  All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.  REPRESENTATIONS OF THE PURCHASERS.

6.1.  Purchase for Investment.

You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent that you are an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

6.2.  Source of Funds.

You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a)  the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b)  the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)  the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)  the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)  the Source is a governmental plan; or

(g)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

(h)  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.  INFORMATION AS TO COMPANY.

7.1.  Financial and Business Information.

The Company will deliver to each holder of Notes that is an Institutional Investor:

(a)  Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)  a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

(ii)  consolidated statements of income of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

(iii)  consolidated statements of cash flows of the Company and its Subsidiaries for such quarter or (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)  Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of

(i)  a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)  consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)  SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)  Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)  ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)  with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, that is Material; or

(ii)  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)  any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and

(f)  Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)  Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.  Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) will be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)  Covenant Compliance -- the information (including detailed calculations and reconciliations to GAAP if Agreement Accounting Principles differ from GAAP at the time such certificate is delivered) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.3, inclusive, and Section 10.7 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)  Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.  Electronic Delivery.

Financial statements and officers’ certificates required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if (i) the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or (b) as the case may be, with the SEC on “EDGAR” and shall have made such Form and the related certificate satisfying the requirements of Section 7.2 available on its home page on the worldwide web (at the date of this Agreement located at http://www.poolcorp.com) or (ii) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access or (iii) the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on “EDGAR” and shall have made such items available on its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; provided however, that in the case of any of clause (i), (ii) or (iii), the Company shall concurrently with such filing or posting give notice to each holder of Notes of such posting or filing and provided further, that upon request of any holder, the Company will thereafter deliver written copies of such forms, financial statements and certificates to such holder.

7.4.  Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)  No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times as may be reasonably requested in writing; and

(b)  Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8.  PREPAYMENT OF THE NOTES.

8.1.  Required Prepayments.

No regularly scheduled prepayments are due on the Notes prior to their stated maturity.

8.2.  Optional Prepayments.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Prepayment Premium, if any, determined for the prepayment date with respect to such principal amount and if such prepayment is to occur on any date other than an interest payment date, the LIBOR Breakage Amount, if any. The Company will give each holder of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), the interest and Prepayment Premium, if any, to be paid on the prepayment date with respect to such principal amount being prepaid and the amount of any LIBOR Breakage Amount to be paid. “Prepayment Premium” means, if Notes are prepaid on or prior to February 12, 2008, 3.0% of the principal amount being prepaid; and, if prepaid at any time thereafter, 0.0%.

8.3.  Mandatory Offer to Prepay Upon Change of Control.

(a)  Notice of Change of Control or Control Event -- The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) of this Section 8.3 and shall be accompanied by the certificate described in paragraph (g) of this Section 8.3.

(b)  Condition to Company Action -- The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay the Notes accompanied by the certificate described in paragraph (g) of this Section 8.3, and (ii) subject to the provisions of paragraph (d) below, contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c)  Offer to Prepay Notes -- The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 60 days after the date of such offer.

(d)  Acceptance; Rejection -- A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company on or before the date specified in the certificate described in paragraph (g) of this Section 8.3. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to reject an offer as to all of the Notes held by the holder, within such time period shall be deemed to constitute acceptance of such offer by such holder.

(e)  Prepayment -- Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and shall not require the payment of any Prepayment Premium or LIBOR Breakage Amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.3.

(f)  Deferral Pending Change of Control -- The obligation of the Company to prepay Notes pursuant to the offers required by paragraphs (a) and (b) and accepted in accordance with paragraph (d) of this Section 8.3 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on or prior to the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded). Notwithstanding the foregoing, in the event that the prepayment has not been made within 90 days after such Proposed Prepayment Date by virtue of the deferral provided for in this Section 8.3(f), the Company shall make a new offer to prepay in accordance with paragraph (c) of this Section 8.3.

(g)  Officer’s Certificate -- Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.3, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) that the conditions of this Section 8.3 have been fulfilled, (vi) in reasonable detail, the nature and date or proposed date of the Change of Control and (vii) the date by which any holder of a Note that wishes to reject such offer must deliver notice thereof to the Company, which date shall not be earlier than three Business Days prior to the Proposed Prepayment Date or, in the case of a prepayment pursuant to Section 8.3(b), the date of the action referred to in Section 8.3(b)(i).

8.4.  Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5.  Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and, in the case of prepayment pursuant to Section 8.2, the applicable Prepayment Premium, if any, and LIBOR Breakage Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Prepayment Premium, if any, and LIBOR Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.  Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.  LIBOR Breakage Amount.

The term “LIBOR Breakage Amount” means any loss, cost or expense (other than lost profits) reasonably and actually incurred by any holder of a Note as a result of any payment or prepayment of such Note (whether voluntary, automatic, by reason of acceleration or otherwise, but excluding mandatory prepayments pursuant to Section 8.3) on a day other than an interest payment date or at scheduled maturity thereof, arising from the liquidation or reemployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained. Any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of the next interest payment date or the maturity of such Note. Each holder of a Note shall determine the LIBOR Breakage Amount with respect to the principal amount of its Notes then being paid or prepaid (or required to be paid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment. Each such determination shall be conclusive absent manifest error.

9.  AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1.  Compliance with Law.

Without limiting Section 10.10, the Company will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.  Insurance.

The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.  Maintenance of Properties.

The Company will, and will cause each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.  Payment of Taxes and Claims.

The Company will, and will cause each Subsidiary to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.  Corporate Existence, etc.

Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate (existence of each Subsidiary (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.  Books and Records.

The Company will, and will cause each Subsidiary to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7.  Subsidiary Guaranty; Release.

(a)  Subsidiary Guarantors. The Company will cause each Domestic Subsidiary that becomes a borrower or guarantor of Indebtedness in respect of the Credit Agreement, within 10 Business Days of its becoming a borrower or a guarantor of Indebtedness in respect of the Credit Agreement, to become a party to the Subsidiary Guaranty, and shall deliver to each holder:

(i)  an executed counterpart of a Joinder to the Subsidiary Guaranty;

(ii)  copies of such directors’ or other authorizing resolutions, charter, bylaws and other constitutive documents of such Subsidiary as the Required Holders may reasonably request; and

(iii)  an opinion of counsel reasonably satisfactory to the Required Holders covering the authorization, execution, delivery, compliance with law, no conflict with other documents, no consents and enforceability of the Subsidiary Guaranty against such Subsidiary in form and substance reasonably satisfactory to the Required Holders.

(b)  Release of Subsidiary Guarantor. Each holder of a Note fully releases and discharges from the Subsidiary Guaranty a Subsidiary Guarantor, immediately and without any further act, upon such Subsidiary Guarantor being released and discharged as a borrower or guarantor under and in respect of the Credit Agreement; provided that (i) no Default or Event of Default exists or will exist immediately following such release and discharge; and (ii) at the time of such release and discharge, the Company delivers to each holder of Notes a certificate of a Responsible Officer certifying (x) that such Subsidiary Guarantor has been or is being released and discharged as a borrower or guarantor under and in respect of each of the Credit Agreement and (y) as to the matters set forth in clause (i). Any outstanding Indebtedness of a Subsidiary Guarantor shall be deemed to have been incurred by such Subsidiary Guarantor as of the date it is released and discharged from the Subsidiary Guaranty.

9.8.  Pari Passu Ranking.

The Indebtedness evidenced by the Notes will at all times rank at least pari passu with all senior unsecured Indebtedness of the Company.

10.  NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1.  Funded Indebtedness.

The Company will not, as of the end of any fiscal quarter, permit the ratio of (a) the sum of (i) Average Total Funded Indebtedness for the period of 12 consecutive months ending on or immediately prior to such date plus (ii) Average Accounts Securitization Proceeds for the period of 12 consecutive months ending on or immediately prior to such date to (b) EBITDA for the period of 12 consecutive months ending on or immediately prior to such date to be greater than or equal to 3.5 to 1.0.

10.2.  Fixed Charge Coverage.

The Company will not, as of the end of any fiscal quarter, permit the ratio of EBITDAR to Fixed Charges for the four consecutive fiscal quarters of the Company ending on or immediately prior to such date to be less than 2.00 to 1.00.

10.3.  Priority Debt.

The Company will not at any time permit Priority Debt to exceed 20% of Net Worth as of the end of the most recently completed fiscal quarter of the Company.

10.4.  Liens.

The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

(a)  Liens for taxes, assessments or governmental charges or levies not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

(b)  any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

(c)  Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, lessors’, carriers’, operators’, warehousemen’s, mechanics’, materialmen’s and other similar Liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(d)  encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially detract from the value of such property or assets subject thereto or materially impair the use of the property or assets subject thereto by the Company or such Subsidiary;

(e)  Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in Schedule 10.4;

(f)  Liens,

(i)  existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or

(ii)  on property or in rights related thereto created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or development thereof to secure or provide for all or a portion of the purchase price or cost of the acquisition, construction or development of such property after the date of the Closing; or

(iii)  existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof;

provided that in the case of each of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed fair market value of the property subject thereto (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors);

(g)  Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (e) or (f), provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist;

(h)  Liens securing Indebtedness of a Subsidiary owed to the Company or to a Wholly Owned Subsidiary or of the Company owed to a Wholly Owned Subsidiary;

(i)  Liens incurred in connection with any Accounts Securitization; and

(j)  Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (i) of this Section 10.4, provided Priority Debt does not at any time exceed 20% of Net Worth as of the end of the most recently completed fiscal quarter of the Company.

10.5.  Subsidiary Indebtedness.

The Company will not permit any Subsidiary, directly or indirectly, to at any time create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable for, any Indebtedness other than:

(a)  Indebtedness of a Subsidiary Guarantor;

(b)  Indebtedness outstanding on the date of this Agreement that is described on Schedule 10.5 and any extension, renewal, refinancing or refunding thereof, provided that the principal amount thereof is not increased;

(c)  Indebtedness owed to the Company or a Wholly Owned Subsidiary;

(d)  Indebtedness of a Person outstanding at the time it becomes a Subsidiary and any extension, renewal, refinancing or refunding thereof, provided that the principal amount thereof is not increased; provided further that (i) such Indebtedness was not incurred in contemplation of such Person’s becoming a Subsidiary and (ii) immediately after such Person becomes a Subsidiary no Default or Event of Default exists;

(e)  Indebtedness under Hedging Agreements entered into in the ordinary course of business;

(f)  Indebtedness not otherwise permitted by the preceding clauses (a) through (e), provided that immediately before and after giving effect thereto and to the application of the proceeds thereof,

(i)  no Default or Event of Default exists, and

(ii)  Priority Debt does not exceed 20% of Net Worth as of the end of the most recently completed fiscal quarter of the Company.

10.6.  Mergers, Consolidations, etc.

The Company will not consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)  the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such successor or survivor, such corporation or limited liability company (i) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(b)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

10.7.  Sale of Assets.

Except as permitted by Section 10.6, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a “Disposition”), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:

(a)  Dispositions in the ordinary course of business;

(b)  Dispositions by a Subsidiary to the Company or another Wholly Owned Subsidiary or by the Company to a Wholly Owned Subsidiary;

(c)  Dispositions pursuant to the Receivables Sale Agreement in connection with an Accounts Securitization; or

(d)  Dispositions not otherwise permitted by Sections 10.7(a) through 10.7(c), inclusive, provided that:

(i)  in the good faith opinion of the Company, the Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

(ii)  immediately after giving effect to the Disposition, no Default or Event of Default shall exist; and

(iii)  immediately after giving effect to the Disposition, the aggregate net book value of all assets that were the subject of any Disposition occurring in the then current fiscal year would not exceed 15% of Total Assets as of the last day of the most recently ended fiscal year of the Company.

Notwithstanding the foregoing, the Company may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (iii) of the preceding sentence if, within 365 days of such Disposition:

A.  the net proceeds from such Disposition are reinvested in productive assets to be used in the existing business of the Company or a Subsidiary; or

B.  the net proceeds from such Disposition are applied to the payment or prepayment of the Notes or any other outstanding Indebtedness of the Company or any Subsidiary ranking pari passu with or senior to the Notes (other than Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

For purposes of foregoing clause B, if the Company elects to prepay the Notes, the Company shall offer to prepay (not less than 30 or more than 60 days following such offer) the Notes on a pro rata basis at a price of 100% of the principal amount of the Notes to be prepaid (without any Prepayment Premium) together with interest accrued to the date of prepayment; provided that if any holder of the Notes declines or rejects such offer, the proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. A failure by a holder of Notes to respond in writing not later than 10 Business Days prior to the proposed prepayment date to an offer to prepay made pursuant to this Section 10.7 shall be deemed to constitute a rejection of such offer by such holder. Whether or not such offers are accepted by the holders, the entire principal amount of the Notes subject thereto shall be deemed to have been prepaid for purposes of foregoing clause B.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement or the Notes.

10.8.  Nature of Business.

The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.9.  Transactions with Affiliates.

The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.10.  Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

11.  EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)  the Company defaults in the payment of any principal, Prepayment Premium, if any, or LIBOR Breakage amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)  the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)  the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.10; or

(d)  the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)  any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or a Subsidiary Guarantor in this Agreement, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)  (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least the greater of $20,000,000 or 2.0% of Total Assets beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount of at least the greater of $20,000,000 or 2.0% of Total Assets or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least the greater of $20,000,000 or 2.0% of Total Assets, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)  the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)  a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 90 days; or

(i)  a final judgment or judgments for the payment of money aggregating in excess of an amount at least equal to the greater of $20,000,000 or 2.0% of Total Assets are rendered against one or more of the Company and its Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, paid or otherwise discharged or stayed pending appeal, or are not paid or otherwise discharged within 90 days after the expiration of such stay; or

(j)  if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall exceed an amount at least equal to the greater of $20,000,000 or 2.0% of Total Assets, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)  the Subsidiary Guaranty ceases to be in full force and effect (except in accordance with and by reason of the provisions of Section 9.7(b)) or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1.  Acceleration.

(a)  If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)  If any other Event of Default has occurred and is continuing, any holder or holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)  If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate), (y) any applicable Prepayment Premium (to the full extent permitted by applicable law), and (z) any LIBOR Breakage Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Prepayment Premium or LIBOR Breakage Amount by the Company, if any, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and any applicable Prepayment Premium and LIBOR Breakage Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and any Prepayment Premium and LIBOR Breakage Amount and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy, shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.2.

13.3.  Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)  in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1.  Place of Payment.

Subject to Section 14.2, payments of principal, Prepayment Premium, if any, LIBOR Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  Home Office Payment.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Prepayment Premium, if any, LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  EXPENSES, ETC.

15.1.  Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses, not in excess of $3,000, incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The Company will pay, and will save you and each Other Purchaser or holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2.  Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1.  Requirements.

This Agreement, the Notes and the Subsidiary Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders (and the Subsidiary Guarantors, in the case of the Subsidiary Guaranty), except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Prepayment Premium or LIBOR Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  Solicitation of Holders of Notes.

(a)  Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)  Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding that also enters into any waiver or amendment of any of the terms and provisions hereto. If any such remuneration is paid to any holder of Notes that for any reason does not enter into any waiver or amendment of any of the terms and provisions hereof, such remuneration shall also be paid to all other non-consenting holders.

17.3.  Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” or “the Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by electronic mail or telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)  if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii)  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)  if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Jennifer M. Neil, General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

Subject to Section 20, this Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, electronic, digital or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to you or any Other Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary, or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

22.1.  Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

22.2.  Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Prepayment Premium or LIBOR Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3.  Accounting Terms.

All accounting terms used herein that are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with Agreement Accounting Principles and (ii) all financial statements shall be prepared in accordance with GAAP.

22.4.  Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.  Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.  Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8.  Jurisdiction and Process; Waiver of Jury Trial.

(a)  The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)  The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)  Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)  THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                 Very truly yours,

                                  POOL CORPORATION

                                  By:   /s/ Mark W. Joslin
                                  Name:  Mark W. Joslin
                          Title:  Vice President & Chief Financial Officer

This Agreement is accepted and
agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By:   /s/ Judith A. Gulotta
Name:  Judith A. Gulotta
Title:  Director

HARTFORD LIFE INSURANCE COMPANY
By Hartford Investment Management Company
Its Agent and Attorney-in-Fact

By:   /s/ Daniel C. Leimbach
Name:  Daniel C. Leimbach
Title:  Senior Vice President

PRINCIPAL LIFE INSURANCE COMPANY
By: Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

By:   /s/ Alan P. Kress
Its:  Counsel

By:   /s/ James C. Fifield
Its:  Counsel

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:   /s/ Ann C. King
Name:  Ann C. King
Title:  Senior Counsel, Investments

By:   /s/ Leo D. Saraceno
Name:  Leo D. Saraceno
Title:  Senior Managing Director, Head of North American Equities

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:   /s/ Ann C. King
Name:  Ann C. King
Title:  Authorized Signer

By:   /s/ Leo D. Saraceno
Name:  Leo D. Saraceno
Title:  Authorized Signer

ING LIFE INSURANCE AND ANNUITY COMPANY
By: ING Investment Management LLC, as Agent

By:   /s/ Christopher P. Lyons
Name:  Christopher P. Lyons
Title:  Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY
By: ING Investment Management LLC, as Agent

By:   /s/ Christopher P. Lyons
Name:  Christopher P. Lyons
Title:  Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:   /s/ Cathy Schwartz
Name:  Cathy Schwartz
Title:  Assistant Vice President

By:   /s/ Diane W. Dales
Name:  Diane W. Dales
Title:   Assistant Secretary

NEW YORK LIFE INSURANCE COMPANY

By:   /s/ Kathleen A. Haberkern
Name:  Kathleen A. Haberkern
Title:  Corporate Vice President

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Metropolitan Life Insurance Company	$30,000,000
1 MetLife Plaza 27-01 Queens Plaza North Long Island City, New York 11101

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:  JPMorgan Chase Bank
ABA Routing #: 021-000-021
Account No.:  002-2-410591
Account Name: Metropolitan Life Insurance Company
Ref: Pool Corporation 5.80% Floating Rate Senior Notes due February 12, 2012

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices of payments and communications:

Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Facsimile (973) 355-4338

(3) Upon closing, please forward to us a copy of the Company’s legal bill concerning this transaction for our records.

In addition, please send (1) one complete set of closing documents with original signatures; (2) two bound sets of conformed copies of the principal documents; and (3) 1 CD-ROM of the closing documents to:

Metropolitan Life Insurance Company
Attention: Thomas J. Pasuit, Esq.
10 Park Avenue/P.O. Box 1902
Morristown, New Jersey 07962

AND

One set of copies of the principal documents, or, if possible, one CD-ROM to:

MetLife
Attention: Mary Phillips
18210 Crane Nest Drive
Tampa, Florida 33647-2748
(813) 983-4564

(4) Address for delivery of Notes:

Metropolitan Life Insurance Company
Securities Investments, Law Department
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Thomas J. Pasuit, Esq.

(5) E-mail Address for Electronic Delivery: jryvicker@metlife.com
(6) Tax ID No.: 13-5581829

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Hartford Life Insurance Company	$5,000,000 $5,000,000 $5,000,000 $3,000,000

(1) All payments by wire transfer of immediately available funds to:

JP Morgan Chase
4 New York Plaza
New York New York 10004
Bank ABA No. 021000021
Chase NYC/Cust
A/C # 900-9-000200 for F/C/T G06620-GLI
Attn: Bond Interest/Principal -
Pool Corporation Senior Notes due February 2012
PPN#________ Prin $__________ Int $____________

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

Hartford Investment Management Company
c/o Portfolio Support

Regular Mailing Address
P.O. Box 1744
Hartford, CT 06144-1744

Overnight Mailing Address
55 Farmington Avenue
Hartford, Connecticut 06105
Telefacsimile: (860) 297-8875/8876

(3) All other communications:

Hartford Investment Management Company
c/o Investment Department - Private Placements

Regular Mailing Address
P.O. Box 1744
Hartford, CT 06144-1744

Overnight Mailing Address
55 Farmington Avenue
Hartford, Connecticut 06105
Telefacsimile: (860) 297-8874

(4) Address for delivery of Notes:

JPMorgan Chase
4 New York Plaza
New York, New York 10004
Attn: John Bouquet
Phy/Rec - 11th Floor
Phone: 212-623-2840

Custody Account Number: G06620-GLI must appear on outside of envelope

(5) E-mail Address for Electronic Delivery: eva.konopka@himco.com
(6) Tax ID No.: 06-0974148

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Principal Life Insurance Company	$10,080,000 $5,420,000 $500,000

(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

ABA No.: 121000248
Wells Fargo Bank, N.A.
San Francisco, CA
For credit to Principal Life Insurance Company
Account No.: 0000014752
OBI PFGSE (S) B0068955()
Attn: (cusip number _______- Pool Corporation)

With sufficient information (including Cusip number, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

and via Email: Privateplacements2@exchange.principal.com

With a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3) All other communications:
Principal Global Investors, LLC ATTN: Fixed Income Private Placements 711 High Street, G-26 Des Moines, IA 50392-0800 and via Email: Privateplacements2@exchange.principal.com
(4) Upon closing, deliver Notes and one (1) original set of closing documents, two (2) electronic sets, and one (1) conformed copy of same to:

Principal Global Investors, LLC
711 High Street, G-24
Des Moines, Iowa 50392-0301
Attn.: Sally D. Sorensen

(5) E-mail Address for Electronic Delivery: Privateplacements2@exchange.principal.com
(6) Tax ID No.: 42-0127290

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Notes to be Purchased
Sun Life Assurance Company of Canada (U.S.)	$4,000,000

(1) All payments by wire transfer of immediately available funds to:
Mellon Bank of New England ABA #: 011001234 / BOS SAFE DEP DDA: 125261 Attention: MBS Income CC 1253 Account Name: Sun US - Other MVA Fixed Account Account Number: KEYF00330002
with sufficient information to identify the source and application of such funds. All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2) Written notice of each routine payment and any audit confirmation is to be sent to Sun Life at:
One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Manager, Securities Operations, SC 1395
(3) All other notices and correspondence, including notices of non-routine payments, are to be forwarded to Sun Life at:
One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Investment Division/Private Fixed Income, SC 1303
(4) Upon closing, send two (2) sets of closing documents to:

Srbui Seferian, Senior Director, Private Fixed Income
Sun Capital Advisers LLC
One Sun Life Executive Park, SC 1303
Wellesley Hills, MA 02481

(5) Address for delivery of Notes: One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Linda R. Guillette, SC 1303
(6) Tax ID No.: 04-2461439

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Notes to be Purchased
Sun Life Insurance and Annuity Company of New York	$4,000,000

(1) All payments by wire transfer of immediately available funds to:
Mellon Bank of New England ABA #: 011001234 / BOS SAFE DEP DDA: 125261 Attention: MBS Income CC 1253 Account Name: Sun Life New York - MVA Account Account Number: KBLF00050002
with sufficient information to identify the source and application of such funds. All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2) Written notice of each routine payment and any audit confirmation is to be sent to Sun Life at:
One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Manager, Securities Operations, SC 1395
(3) All other notices and correspondence, including notices of non-routine payments, are to be forwarded to Sun Life at:
One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Investment Division/Private Fixed Income, SC 1303
(4) Upon closing, send two (2) sets of closing documents to:

Srbui Seferian, Senior Director, Private Fixed Income
Sun Capital Advisers LLC
One Sun Life Executive Park, SC 1303
Wellesley Hills, MA 02481

(5) Address for delivery of Notes: One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Linda R. Guillette, SC 1303
(6) Tax ID No.: 04-2845273

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Notes to be Purchased
Sun Life Insurance and Annuity Company of New York	$4,000,000

(1) All payments by wire transfer of immediately available funds to:
Mellon Bank of New England ABA #: 011001234 / BOS SAFE DEP DDA: 125261 Attention: MBS Income CC 1253 Account Name: Sun Life New York - Sun Capital Account Number: KBLF00020002
with sufficient information to identify the source and application of such funds. All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2) Written notice of each routine payment and any audit confirmation is to be sent to Sun Life at:
One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Manager, Securities Operations, SC 1395
(3) All other notices and correspondence, including notices of non-routine payments, are to be forwarded to Sun Life at:
One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Investment Division/Private Fixed Income, SC 1303
(4) Upon closing, send two (2) sets of closing documents to:

Srbui Seferian, Senior Director, Private Fixed Income
Sun Capital Advisers LLC
One Sun Life Executive Park, SC 1303
Wellesley Hills, MA 02481

(5) Address for delivery of Notes: One Sun Life Executive Park Wellesley Hills, MA 02481 Attention: Linda R. Guillette, SC 1303
(6) Tax ID No.: 04-2845273

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Notes to be Purchased
ING LIFE INSURANCE AND ANNUITY COMPANY	$4,500,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA#: 021000018

BFN: IOC 566 (for scheduled principal and interest payments)
Attn: P&I Department
Ref: ING Life Insurance and Annuity Company, Acct. No. 216101 and [insert Cusip No.]

or

BFN: IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)
Attn: P&I Department
Ref: ING Life Insurance and Annuity Company, Acct. No. 216101 and [insert Cusip No.]

Each such wire transfer shall set forth the name of the Issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) All notices of payments and written confirmations of such wire transfers:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-4886

(3) All other communications and notices:

ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attn: Martin Rosacker
Phone: (612) 342-7138
Fax: (612) 372-5368

with copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

(4) Address for delivery of Notes:

The Bank of New York
One Wall Street
Window A - 3rd Floor
New York, NY 10286

with a copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

And a facsimile copy to:

Patti Boss
Private Placements - Legal
ING Investment Management
Direct Fax: (770) 690-5168

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (ALA - Acct. No. 216101).

(5) Upon closing, send two (2) sets of closing documents and conformed copies of the final Note Purchase Agreement to:

Patti Boss
Private Placements - Legal
ING Investment Management
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, GA 30327

(6) Tax ID No.: 71-0294708

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Notes to be Purchased
RELIASTAR LIFE INSURANCE COMPANY	$5,500,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York

BFN: IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
ABA#: 021000018
Ref: ReliaStar Life Insurance Company, Acct. No. 187035 and [insert Cusip No.]

or

BFN: IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)
ABA#: 021000018
Ref: ReliaStar Life Insurance Company, Acct. No. 187035 and [insert Cusip No.]

Each such wire transfer shall set forth the name of the Issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) All notices of payments and written confirmations of such wire transfers:
ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-4886

(3) All other communications and notices:

ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attn: Martin Rosacker
Phone: (612) 342-7138
Fax: (612) 372-5368

with copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

(4) Address for delivery of Notes:

The Bank of New York
One Wall Street
Window A - 3rd Floor
New York, NY 10286

with a copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

and a facsimile copy to:

Patti Boss
Private Placements - Legal
ING Investment Management
Direct Fax: (770) 690-5168

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (RLI - Acct. No. 187035).

(6) Upon closing, send two (2) sets of closing documents and conformed copies of the final Note Purchase Agreement to:

Patti Boss
Private Placements - Legal
ING Investment Management
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, GA 30327

(5) Tax ID No.: 41-0451140

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Pacific Life Insurance Company 700 Newport Center Drive Newport Beach, CA 92660	$5,000,000 $1,000,000 $1,000,000 $1,000,000
Notes to be registered in the name of : Mac & Co.

(1) All payments by wire transfer of immediately available funds to:
Mellon Trust of New England ABA# 0110-0123-4 DDA 125261 Attn: MBS Income CC: 1253 A/C Name: Pacific Life General Account/PLCF1810132 Regarding: Security Description & PPN
with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers to:

Mellon Trust
Attn: Pacific Life Accounting Team
Three Mellon Bank Center
AIM # 153-3610
Pittsburgh, PA 15259
FAX# 412-236-7529

And

Pacific Life Insurance Company
Attn: Securities Administration - Cash Team
700 Newport Center Drive
Newport Beach, CA 92660-6397
FAX# 949-640-4013

(3) All other communications:
Pacific Life Insurance Company Attn: Securities Department 700 Newport Center Drive Newport Beach, CA 92660-6397 FAX# 949-219-5406
(4) Address for delivery of Notes: Mellon Securities Trust Company 120 Broadway, 13th Floor New York, NY 10271 Attn: Robert Ferraro 212.374.1918 A/C Name: Pacific Life General Acct A/C #: PLCF1810132
(5) E-mail Address for Electronic Delivery: jason.todd@pacificlife.com
(6) Tax ID No.: 95-1079000

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
New York Life Insurance Company	$6,000,000

(1) All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010-1603

Attention: Financial Management and Operations Group
Securities Operations
2nd Floor
Fax #: (212) 447-4160

(3) All other communications:

New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010-1603

Attention: Securities Investment Group
Private Finance
2nd Floor
Fax #: (212) 447-4122

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1104
Fax #: (212) 576-8340

(4) Address for delivery of Notes: New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010 Attention: Parkin Lee
(5) E-mail Address for Electronic Delivery: FIIGLibrary@nylim.com
(6) One original closing volume and four conformed copies to: New York Life Investment Management LLC 51 Madison Avenue, Room 1104 New York, New York 10010 Attention: Parkin Lee
(7) Tax ID No.: 13-5582869

Schedule A
CHIC_

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accounts Securitization” means, with respect to the Company and its Subsidiaries (other than Superior Commerce), any pledge, sale, transfer, contribution, conveyance or other disposition of (i) accounts, chattel paper, instruments or general intangibles (each as defined in the UCC) arising in connection with the sale of goods or the rendering of services by such Person, including, without limitation, the related rights to any finance, interest, late payment charges or similar charges (such items, the “Receivables”), (ii) such Person’s interest in the inventory or goods the sale of which by such Person gave rise to such Receivable (but only to the extent such inventory or goods consists of returned or repossessed inventory or goods, if any), (iii) all other guaranties, letters of credit, insurance and security interests or liens purporting to secure or support payment of such Receivable, (iv) all insurance contracts, service contracts, books and records associated with such Receivable, (v) any lockbox, post office box or similar deposit account related solely to the accounts being transferred, (vi) cash collections and cash proceeds of such Receivable and (vii) any proceeds of the foregoing (all such items referenced in clauses (i) through (vii), the “Transferred Assets”) which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such Transferred Assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such Transferred Assets; provided that the aggregate amount of gross proceeds available to the Company or any Subsidiary in connection with all such transactions shall not at any time exceed the greater of $175,000,000 or 25% of Total Assets as of the most recently completed fiscal year of the Company and provided further that such sale, transfer, contribution, conveyance or other disposition and any Indebtedness arising from such sale, transfer, contribution, conveyance or other disposition shall be without recourse to the Company or any of its Subsidiaries (other than Superior Commerce) except with respect to (A) reductions in the balance of such Receivable as a result of any defective or rejected goods or set off by the obligor of such Receivable transferred by such Person, (B) breaches of representations or warranties by such Person in the Receivables Sale Agreement or any other receivables sale agreements that contain representations and warranties that are no broader in scope and obligation than the representations and warranties contained in the Receivables Sale Agreement and (C) indemnification of Superior Commerce to the extent provided in the Receivables Sale Agreement or any other receivables sale agreements which contain indemnification terms and provisions which are no broader in scope and obligation than the terms and provisions contained in the Receivables Sale Agreement.

“Adjusted LIBOR Rate” is defined in Section 1.2(a).

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. Notwithstanding anything in the foregoing to the contrary, a Person that (i) would be an Affiliate of the Company solely by virtue of its ownership of voting or equity interests of the Company and (ii) is eligible pursuant to Rule 13d-1(b) under the Exchange Act to file a statement with the SEC on Schedule 13G, shall not be deemed to be an Affiliate.

“Agreement Accounting Principles” means GAAP, provided that with respect to the calculations for purposes of determining compliance with the covenants set forth in Sections 10.1 through 10.5 and Section 10.7, such term means generally accepted accounting principles in effect as of the date of the Closing applied on a basis consistent with that used in the preparation of the most recent audited consolidated financial statements of the Company listed in Schedule 5.5.

“Anti-Terrorism Order” means Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of a Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles if such lease were accounted for as a Capital Lease.

“Average Accounts Securitization Proceeds” means, for any period, as determined on a consolidated basis in accordance with Agreement Accounting Principles, without duplication, for the Company and its Subsidiaries, the average for such period of the total amount of borrowings or issuances of instruments or securities in connection with any Accounts Securitization as of each calendar month end during such period.

“Average Total Funded Indebtedness” means, for any period, as determined on a consolidated basis in accordance with Agreement Accounting Principles, without duplication, for the Company and its Subsidiaries, the average for such period of the Total Funded Indebtedness as of each calendar month end during such period

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New Orleans, Louisiana or New York City are required or authorized to be closed; provided that, if the applicable Business Day relates to the determination of LIBOR, a day on which dealings are also carried on in U.S. dollar deposits in the London interbank market.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with Agreement Accounting Principles.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of a partnership, partnership interests (whether general or limited) (c) in the case of a limited liability company, membership interests and (d) any other interest or participation in a Person that confers on the holder the right to receive a share of the profits and losses of, or distributions of assets of, such Person.

“Change of Control” means an event or series of events by which any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of the directors of the Company.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Pool Corporation, a Delaware corporation.

“Confidential Information” is defined in Section 20.

“Control Event” means:

(a)  the execution by the Company or any of its Subsidiaries or Affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, may reasonably be expected to result in a Change of Control and that is publicly disclosed by the Company, by press release, filing with the SEC or otherwise, or

(b)  the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change of Control.

“Credit Agreement” means the Credit Agreement dated as of November 2, 2004 (as amended by a First Amendment dated as of May 9, 2005, a Second Amendment dated as of December 20, 2005 and a Third Amendment dated as of February 9, 2007) among the Company, SCP Distributors Inc. (a Subsidiary of the Company), the institutions from time to time parties thereto as Lenders, Wachovia Bank National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wachovia Capital Finance (Canada), as Canadian Dollar Lender, and JPMorgan Chase Bank, as Syndication Agent, Capital One, National Association (successor by merger to Hibernia National Bank), as Documentation Agent, and Wells Fargo Bank National Association, as Documentation Agent, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” is defined in Section 10.7.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“EBITDA” means, for any period, the sum, determined on a consolidated basis in accordance with Agreement Accounting Principles, without duplication, for the Company and its Subsidiaries of:

(a)  Net Income for such period plus

(b)  to the extent deducted in determining Net Income:

(i)  income and franchise taxes,

(ii)  Interest Expense,

(iii)  amortization,

(iv)  depreciation,

(v)  non-cash stock option expense, and

(vi)  extraordinary losses incurred other than in the ordinary course of business, less

(c)  any extraordinary gains realized other than in the ordinary course of business.

If, during such period, the Company or any Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

“EBITDAR” means, for any period, the sum, determined on a consolidated basis in accordance with Agreement Accounting Principles, without duplication, for the Company and its Subsidiaries of:

(a)  Net Income for such period plus

(b)  to the extent deducted in determining Net Income:

(i)  income and franchise taxes,

(ii)  Interest Expense,

(iii)  amortization,

(iv)  depreciation,

(v)  Rental Expense,

(vi)  non-cash stock option expense, and

(vii)  extraordinary losses incurred other than in the ordinary course of business, less

(c)  any extraordinary gains realized other than in the ordinary course of business.

“Electronic Delivery” is defined in Section 7.3.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fixed Charges” means for any period, the sum, determined on a consolidated basis in accordance with Agreement Accounting Principles, without duplication, for the Company and its Subsidiaries of Interest Expense paid or payable in cash for such period and Rental Expense for such period.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)  the government of

(i)  the United States of America or any state or other political subdivision thereof, or

(ii)  any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)  any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty Obligation” means, with respect to the Company and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means, with respect to the Company and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with Agreement Accounting Principles:

(a)  all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)  all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than 90 days past due;

(c)  the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)  all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)  all Guaranty Obligations of any such Person;

(f)  all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g)  all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Capital Stock of such Person;

(h)  all net obligations incurred by any such Person pursuant to Hedging Agreements;

(i)  the outstanding attributed principal amount under any asset securitization program; and

(j)  all outstanding payment obligations with respect to Synthetic Leases.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Termination Value thereof as of such date.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 in aggregate principal amount of the Notes at the time outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, with respect to the Company and its Subsidiaries for any period, the gross interest expense (including interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of the Company and its Subsidiaries, all determined for such period on a consolidated basis, without duplication, in accordance with Agreement Accounting Principles.

“Interest Period” is defined in Section 1.2(c).

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“LIBOR” is defined in Section 1.2(a).

“LIBOR Breakage Amount” is defined in Section 8.7.

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Income” means, with respect to the Company and its Subsidiaries, for any period of determination, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with Agreement Accounting Principles; provided that there shall be excluded from Net Income:

(a)  the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Company or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to the Company or any of its Subsidiaries by dividend or other distribution during such period;

(b)  the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a);

(c)  the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company or any of its Subsidiaries of such net income,

(i)  is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or

(ii)  would be subject to any taxes payable on such dividends or distributions.

“Net Worth” means, as of any date, the stockholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles.

“Notes” is defined in Section 1.1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Operating Lease” means, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is not a Capital Lease.

“Other Purchasers” is defined in Section 2.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Prepayment Premium” is defined in Section 8.2.

“Priority Debt” means, as of any date, the sum (without duplication) of (a) Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted by Sections 10.4(a) through (i) and (b) outstanding unsecured Indebtedness of Subsidiaries not otherwise permitted by Sections 10.5(a) through (d).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Payment Date” is defined in Section 8.3.

“PTE” is defined in Section 6.2(a).

“Purchaser” means each purchaser listed in Schedule A.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person that is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Receivables Sale Agreement” means that certain Receivables Sale Agreement dated as of March 27, 2003 by and among SCP Distributors LLC, SCP Services LP and Superior Pool Products LLC, as originators, and Superior Commerce, as buyer (as amended, restated, supplemented or otherwise modified).

“Reimbursement Obligation” means the obligation of the Company to reimburse the issuing lender pursuant to the Credit Agreement for amounts drawn under letters of credit.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Rental Expense” means, with respect to the Company and its Subsidiaries for any period, the aggregate fixed amounts payable with respect to Operating Leases of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with Agreement Accounting Principles.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means the chief executive officer, chief financial officer, principal accounting officer, controller, treasurer and General Counsel of the Company and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, assistant treasurer, principal accounting officer, treasurer or controller of the Company.

“Source” is defined in Section 6.2.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled, directly or indirectly, by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Company.

“Subsidiary Guarantor” is defined in Section 1.3.

“Subsidiary Guaranty” is defined in Section 1.3.

“Superior Commerce” means Superior Commerce LLC, a Delaware limited liability company, and its successors and assigns.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.

“this Agreement” or “the Agreement” is defined in Section 17.3.

“Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Agreement Accounting Principles.

“Total Funded Indebtedness” means, with respect to the Company and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with Agreement Accounting Principles:

(a)  all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)  all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due;

(c)  the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)  all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)  all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person; and

(f)  all Guaranty Obligations of any such Person with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above.

For all purposes hereof, the Total Funded Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly Owned Subsidiary” means, at any time, any Subsidiary 100% of all of the Capital Stock (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly Owned Subsidiaries at such time.

Schedule B
CHIC_13

SCHEDULE 5.4

SUBSIDIARIES AND OWNERSHIP OF SUBSIDIARY STOCK; AFFILIATES

1. List of all Subsidiaries with jurisdiction of organization and percentage ownership:

NAME	JURISDICTION OF ORGANIZATION	AUTHORIZED	ISSUED	OWNERSHIP INTEREST
DOMESTIC SUBSIDIARIES
SCP Distributors LLC	Delaware	1,000 Common (0.01 par value)	1,000	Pool Corporation 100%
Superior Pool Products, LLC	Delaware	1,000	1,000	SCP Distributors LLC 100%
SCP Acquisition Co. LLC	Delaware	1,000 Common (0.001 par value)	1,000	SCP Distributors LLC 100%
SCP International, Inc.	Delaware	1,000	1,000	SCP Distributors LLC 100%
Superior Commerce LLC	Delaware	1,000	1,000	SCP Distributors LLC 100%
Alliance Trading Inc.	Delaware	1,000	1,000	SCP Distributors LLC 100%
Cypress, Inc.	Nevada	1,000	1,000	SCP Distributors LLC 100%
Splash Holdings, Inc.	Indiana	1,000	1,000	SCP Acquisition Co. LLC 100%
Pool Development, LLC	Delaware	1,000	1,000	SCP Distributors LLC 100%
Horizon Distributors, Inc.	Delaware	1,000	1,000	SCP Distributors LLC 100%
POOLCORP Financial Mortgage LLC	Delaware	1,000	1,000	SCP Distributors LLC 100%
FOREIGN SUBSIDIARIES
SCP Pool Holdings, BV	Netherlands	1,000	1,000	SCP International, Inc. 100%
SCP Pool, BV	Netherlands	1,000	1,000	SCP Pool Holdings BV 100%
SCP (UK) Holdings Limited	United Kingdom	228	228	SCP Pool BV 100%
SCP (UK) Limited	United Kingdom	90,000	90,000	SCP (UK) Holdings Ltd 100%
Bonin Consultores E Servicos, LDA	Portugal	5,000	5,000	SCP Pool BV 100%
SCP Pool Portugal LDA f/k/a Exporlinea LDA	Portugal	5,000	5,000	Bonin Consultores E Servicos, LDA 100%
SCP Europe f/k/a South Central Pools (France) S.A.S.	France	11,500	11,500	SCP International, Inc. 100%
SCP France SAS f/k/a Jean Albouy SA	France	305	305	SCP Europe SAS 100%
SCP Distributors Inc.	Ontario, Canada	100	100	SCP International, Inc.
Windsor International, Ltd.	Cayman Islands	5,000	10	SCP International, Inc. 100%

Cypress Hong Kong, Ltd.	Hong Kong	1,000	10	Windsor International, Ltd. (9 shares ordinary) 90%
				B. & McK Custodians Limited (1 share of ordinary) 10%
SCP Mexico S.A. de C.V.	Mexico	1,000	1,000	SCP International, Inc. 100%
SCP Pool Distributors Spain, SL	Spain	3,006	3,006	SCP (UK) Holdings Ltd. 100%
Sud Ouest Filtration SAS	France	23,937	23,800	SCP Europe SAS 100%
Les Industries R.P., Inc.	Quebec, Canada	59,426	59,426	SCP Distributors, Inc. 100%
Norcal Pool Supplies Ltd - Dormant	United Kingdom	450	450	SCP (UK) Holdings Ltd 100%
Cascade Swimming - Dormant	United Kingdom	52,492	52,492	SCP (UK) Holdings Ltd 100%
Swimming Pool Warehouse, Ltd - Dormant	United Kingdom	3,500	3,500	SCP (UK) Holdings Ltd 100%
Garden Leisure Products, Ltd - Dormant	United Kingdom	10,000	10,000	SCP (UK) Limited 100%
Superior Pool Products, Inc.	Ontario, Canada	100	100	Les Industries R.P., Inc. 100%
SCP Italy, S.r.l.	Italy	1	1	SCP France SAS
Tor-Lyn Ltd.	Ontario, Canada	1,000	1,000	SCP Distributors, Inc. 100%

2. List of all Affiliates:

Latham International, Inc.
Northpark Corporate Center, L.L.C.

3. List of Directors and Senior Officers:

Name	Position
Manuel J. Perez de la Mesa	President, Chief Executive Officer, Director
A. David Cook	Vice President
Mark W. Joslin	Vice President, Chief Financial Officer
John M. Murphy	Vice President
Stephen C. Nelson	Vice President
Richard P. Polizzotto	Vice President
Christopher W. Wilson	Vice President
Craig K. Hubbard	Treasurer, Assistant Secretary
Donald L. Meyer	Corporate Controller, Assistant Treasurer
Jennifer M. Neil	General Counsel, Secretary
Wilson B. Sexton	Chairman of the Board, Director
Andrew W. Code	Director
James J. Gaffney	Director
George T. Haymaker, Jr.	Director
Harlan F. Seymour	Director
Robert C. Sledd	Director
John E. Stokely	Director

CHIC_13
Schedule 5.4

SCHEDULE 5.5

FINANCIAL STATEMENTS

POOL CORPORATION
Consolidated Balance Sheet
(Unaudited)
September 30, 2006
(Dollars, in thousands except share data)

Assets
Current Assets
Cash and cash equivalents	40,874
Receivables, net	211,589
Inventory, net	283,930
Prepaid expenses	7,785
Current deferred income taxes	4,024
Total current assets	548,202

Property and equipment, net	32,201
Goodwill, net	156,123
Intangible assets, net	19,964
Equity interest investments	32,383
Other assets, net	13,862
Total assets	802,735

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	111,349
Accrued and other current liabilities	118,892
Short-term financing	110,974
Current portion of long-term debt	3,731
Total current liabilities	344,946

Deferred income taxes	12,760
Long-term debt	144,750
Other long-term liabilities	1,625
Total liabilities	504,081

Stockholders’ equity
Common stock, $.001 par value; 100,000,000 shares authorized, 50,906,356 shares issued and outstanding	51
Additional paid-in capital	142,242
Retained earnings	209,046
Dividends declared	(44,302)
Treasury stock	(14,177)
Unearned compensation	0
Accumulated other comprehensive income	5,794
Total stockholders’ equity	298,654
Total liabilities and stockholders’ equity	802,735

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
For the Period Ended: September 30, 2006
(Dollars, in thousands)

	2006		2005
	MTD	YTD	MTD	YTD
Net sales	144,684	1,591,276	117,901	1,252,868
Cost of sales	109,816	1,134,233	85,853	903,631
Gross profit	34,868	457,043	32,048	349,237
Percent	24.1%	28.7%	27.2%	27.9%

Selling and administrative expenses	28,570	285,591	23,869	216,161

Operating income	6,298	171,452	8,179	133,076
Percent	4.4%	10.8%	6.9%	10.6%

Interest expense, net	1,362	10,983	380	4,316

Income before income taxes	4,936	160,469	7,799	128,760
Provision for income taxes	1,906	61,957	3,014	49,800
Equity earnings/(losses) in unconsolidated interests, net	432	1,513	787	2,372
Net income	3,462	100,025	5,572	81,332

POOL CORPORATION
Consolidated Statement of Cash Flows
(Unaudited)
For the Period Ended: September 30, 2006
(Dollars, in thousands)

Operating activities
Net Income	100,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,980
Amortization	3,472
Stock-based compensation	5,517
Excess tax benefits from stock-based compensation	(10,619)
Provision for doubtful accounts receivable, net of write-offs	855
Provision for inventory obsolescence, net of write-offs	1,033
Provision for deferred income taxes	(230)
Loss/(gain) on sale of property and equipment	(13)
Equity gains in unconsolidated investments	(2,476)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures
Accounts receivable	(61,121)
Product inventories	53,889
Prepaid expenses and other assets	(549)
Accounts payable	(71,359)
Accrued expenses and other current liabilities	57,074
Net cash provided by operations	81,478

Investing activities
Acquisition of businesses, net of cash acquired	(26,662)
Equity interest investment	-
Purchase of property and equipment	(11,241)
Proceeds from the sale of property and equipment	95
Net cash used in investing activities	(37,808)

Financing activities
Proceeds from revolving line of credit	311,838
Payments on revolving line of credit	(293,938)
Proceeds from short-term financing	93,347
Payments on short-term financing	(48,030)
Proceeds from other long-term debt	-
Payments on other long-term debt	(1,497)
Payments of capital lease obligations	(257)
Payments of deferred financing costs	(128)
Excess tax benefits from stock-based compensation	10,619
Issuance of common stock	6,335
Payment of cash dividends	(15,734)
Purchase of treasury stock	(93,495)
Net cash used in financing activities	(30,940)

Effect of exchange rate changes on cash	1,278
Change in cash and cash equivalents	14,008
Cash and cash equivalents at beginning of period	28,866
Cash and cash equivalents at end of period	40,874

CHIC_13
Schedule 5.5

SCHEDULE 5.14

USE OF PROCEEDS

As of 12/31/06 ($ in thousands)

		Pro Forma 12/31/2006	Adjustment for offering	Pro forma after Adjustment 12/31/2006
DEBT
	REVOLVING CREDIT FACILITY	131,157	-100,000	31,157
	OTHER DEBT	2,260		2,260
	TERM LOAN	60,000		60,000
	RECEIVABLE SECURITIZATION FACILITY	74,286		74,286
	SENIOR NOTES	-	100,000	100,000

	TOTAL DEBT	267,703		267,703

CHIC_13
Schedule 5.14

SCHEDULE 5.15

EXISTING INDEBTEDNESS

As of 9/30/2006 (in thousands)

Obligor	Obligee	Principal Amount Outstanding	Collateral or Guaranty

Pool Corporation SCP Distributors Inc	Wachovia Bank National Association, as Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Dollar Lender, and JPMorgan Chase Bank, as Syndication Agent, Capital One, National Association, as Documentation Agent, and Wells Fargo Bank National Association, as Documentation Agent and the Lenders party thereto, under the Credit Agreement	147,450

Guaranty by:
SCP Distributors LLC
Alliance Trading, Inc.
Cypress, Inc.
Superior Pool Products LLC
SCP Acquisition Co. LLC,
SCP International, Inc.
Pool Development LLC
Splash Holdings, Inc.
Horizon Distributors, Inc.
POOLCORP Financial Mortgage, LLC

Superior Commerce LLC, (the “Seller”), SCP Distributors LLC, as Servicer	Jupiter Securitization Corporation (“Conduit”) and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), individually (“JPMorgan Chase” and together with Conduit, the “Purchasers”) and as agent for the Purchasers (the “Agent”),	110,974	Superior Commerce LLC
Superior Pool Products, LLC	Non Compete agreement related to Fort Wayne: Richard Garton, Jeffery Bertsch, Robin Bertsch, Randal Bertsch, Thomas Epple	771	obligor
Superior Pool Products, LLC	Litehouse Products, Inc.	899	obligor
Horizon Distributors Inc.	Baytree Leasing Company, LLC	132	obligor
SCP Distributors LLC	IBM	495	SCP Distributors LLC
SCP (UK) Limited	Bank Guarantee National Westminster Bank PCL in favor of Brixton Limited	726	SCP Distributors LLC

CHIC_13
Schedule 5.15

SCHEDULE 10.4

LIENS

As of 12/31/06 (in thousands)

Obligor	Equipment	Creditor	Filing Reference
Horizon Distributors, Inc.	Inventory sold by the Secured Party to Debtor, provided however, in no event shall the “Collateral” include the Receivables or Related Security	GE Commercial Distribution Finance Corporation	Delaware Financing Statement No. 53346237
Horizon Distributors, Inc.	Asset Backed Security	JP Morgan Chase	Delaware Financing Statement No. 53381747
SCP Distributors LLC	Asset Backed Security	JP Morgan Chase	Delaware Financing Statement No. 30992043
Superior Pool Products LLC	Asset Backed Security	JP Morgan Chase	Delaware Financing Statement No. 30831332
Pool Corporation

This financing statement is filed for informational purposes only, as the Bailor owns the Property and it is not the intent of the Bailor and Bailees that the bailments noticed hereby are intended as security.
		GPM Acquisition LLC	Delaware Financing Statement No. 70340751
Superior Commerce LLC	Asset Backed Security	JP Morgan Chase	Delaware Financing Statement No. 30831449
Superior Commerce LLC	Asset Backed Security	JP Morgan Chase	Delaware Financing Statement No. 43123413
SCP Distributors LLC	Forklift	Greater Bay Bank	Louisiana Financing Statement No. 52-39120
SCP Distributors LLC	Equipment	Yale Financial Services	Delaware Financing Statement No. 21858848
SCP Distributors LLC	Equipment	NMHG Financial Services	Delaware Financing Statement No. 30270317
SCP Distributors LLC	Equipment	Yale Financial Services	Delaware Financing Statement No. 30673270
SCP Distributors LLC	Master Agreement Lease	IOS Capital	Delaware Financing Statement Nos. 41353707 41353905 41353939 41805730 41817941 41921479 41921537 42217844 42409383 42409391 42537241 42544619 42952374 42990846 43139401 43144542
SCP Distributors LLC	Equipment Lease	NMHG Financial Services	Delaware Financing Statement No. 52219252
SCP Distributors LLC	9 forklifts 19 lift trucks 3 easi reach trucks	PHH Arval	Delaware Financing Statement No. 63268885 as amended
SCP Distributors LLC	1 trucktainer lift system	Chesapeake Funding	Delaware Financing Statement No. 64381539
SCP Distributors LLC	Purchase Money Security Interest in all equipment, software and other personal property - Lease Agreement No. SFL-1032	Leasenet Group, LLC	Delaware Financing Statement No. 70071372
Superior Pool Products LLC	Raymond Leasing	Equipment	Delaware Financing Statement No. 62105583

CHIC_13
Schedule 10.4

SCHEDULE 10.5

SUBSIDIARY INDEBTEDNESS

As of 12/31/2006

Subsidiary	Debt Outstanding (in $U.S.)	Payee	Description of Debt
SCP (UK) Limited	726,000	National Westminster Bank	370,283.63 GBP Bank guarantee with National Westminster Bank PCL in favor of Brixton Limited
Superior Pool Products, LLC	990,000	Litehouse Products, Inc	Non-compete agreement
Superior Pool Products, LLC	771,000	Non Compete agreement related to Fort Wayne: Richard Garton, Jeffery Bertsch, Robin Bertsch, Randal Bertsch, Thomas Epple	Non-compete agreement
Superior Commerce LLC, (the “Seller”), SCP Distributors LLC, as Servicer	Up to the greater of 175,000,000 or 25% of Total Assets, of which 74,286,000 is outstanding

Jupiter Securitization Corporation (“Conduit”) and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), individually (“JPMorgan Chase” and together with Conduit, the “Purchasers”) and as agent for the Purchasers (the “Agent”),
			Assets securitization program
SCP Distributors Inc	Can borrow up to 5,000,000, of which 257,000 is outstanding

Wachovia Bank National Association, as Administrative Agent, Wachovia Capital Finance Corporation (Canada), as Canadian Dollar Lender, and JPMorgan Chase Bank, as Syndication Agent, Capital One, National Association, as Documentation Agent, and Wells Fargo Bank National Association, as Documentation Agent and the Lenders party thereto
			Canadian portion of the Credit Agreement

CHIC_13
Schedule 10.5

EXHIBIT 1.1

[FORM OF SENIOR NOTE]

POOL CORPORATION

Floating Rate Senior Note due February 12, 2012

No. R-[_____]	[Date]
$[_______]	PPN: 73278LA*6

FOR VALUE RECEIVED, the undersigned, POOL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [         ], or registered assigns, the principal sum of $[              ] on February 12, 2012, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) (a) on the unpaid principal thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on each February 12, May 12, August 12 and November 12, commencing with the February 12, May 12, August 12 or November 12 next succeeding the date hereof, until the principal shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any LIBOR Breakage Amount at the Default Rate (as defined in the Note Purchase Agreement referred to below) until paid.

Payments of principal of, interest on and any Prepayment Premium or LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement dated as of February 1, 2007 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the unpaid principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium and LIBOR Breakage Amount) and with the effect and to the extent provided in the Note Purchase Agreement.

Payment of the principal of, and interest and prepayment premium, if any, and LIBOR Breakage Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guarantied pursuant to the terms of a Guaranty dated as of February 1, 2007 of certain Subsidiaries of the Company.1

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

POOL CORPORATION

By:
Name:
Title:

1  This paragraph must be removed at such time as there are no Subsidiary Guarantors.

Exhibit 1.1
CHIC_

EXHIBIT 1.3

[FORM OF SUBSIDIARY GUARANTY]

THIS GUARANTY (this “Guaranty”) dated as of February 1, 2007 is made by the undersigned (each, a “Guarantor”), in favor of the holders from time to time of the Notes hereinafter referred to, including each purchaser named in the Note Purchase Agreement hereinafter referred to, and their respective successors and assigns (collectively, the “Holders” and each individually, a “Holder”).

W I T N E S S E T H:

WHEREAS, Pool Corporation, a Delaware corporation (the “Company”), and the initial Holders have entered into a Note Purchase Agreement dated as of February 1, 2007 (the Note Purchase Agreement as amended, restated or otherwise modified from time to time in accordance with its terms and in effect, the “Note Purchase Agreement”);

WHEREAS, the Note Purchase Agreement provides for the issuance by the Company of $100,000,000 aggregate principal amount of Notes (as defined in the Note Purchase Agreement);

WHEREAS, the Company directly or indirectly owns all or a substantial portion of the issued and outstanding capital stock of each Guarantor and, by virtue of such ownership and otherwise, each Guarantor will derive substantial benefits from the purchase by the Holders of the Company’s Notes;

WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Notes that each Guarantor shall have executed and delivered this Guaranty to the Holders; and

WHEREAS, each Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

NOW, THEREFORE, in consideration of the premises and other benefits to each Guarantor, and of the purchase of the Company’s Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor makes this Guaranty as follows:

SECTION 1.  Definitions. Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase Agreement.

SECTION 2.  Guaranty. Each Guarantor, jointly and severally with each other Guarantor, unconditionally and irrevocably guarantees to the Holders the due, prompt and complete payment by the Company of the principal of, make-whole amount, if any, prepayment premium, if any, breakage amount, if any, and interest on, and each other amount due under, the Notes or the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the “Note Documents” and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder (including any attorneys’ fees and expenses), being sometimes collectively hereinafter referred to as the “Obligations”). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable, each Guarantor, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. Each Guarantor, promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. Notwithstanding the foregoing, the right of recovery against each Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to any Guarantor that entering into this Guaranty would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, in which case such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

SECTION 3.  Guarantor’s Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of each Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim each Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not each Guarantor or the Company shall have any knowledge or notice thereof), including:

(a)  any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

(b)  any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

(c)  any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to any Guarantor of the occurrence of a “Default” or an “Event of Default” under any Note Document;

(d)  any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

(e)  any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

(f)  any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, any Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(g)  any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

(h)  any merger or consolidation of the Company or any Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or any Guarantor to any other person;

(i)  any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

(j)  any release or discharge, by operation of law, of any Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

(k)  any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against any Guarantor.

SECTION 4.  Full Recourse Obligations. The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

SECTION 5.  Waiver. Each Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to such Guarantor of the incurrence of any of the Obligations, notice to such Guarantor or the Company of any breach or default by such Guarantor or the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against such Guarantor, (c) presentment to or demand of payment from the Company or the Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release (other than a release of such Guarantor herefrom pursuant to Section 9.7(b) of the Note Purchase Agreement) or defense of a guarantor or surety (other than the defense of payment) or which might otherwise limit recourse against such Guarantor.

SECTION 6.  Subrogation, Contribution, Reimbursement or Indemnity. Until all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company which may have arisen in connection with this Guaranty. So long as any Obligations remain outstanding, if any amount shall be paid by or on behalf of the Company to any Guarantor on account of any of the rights waived in this Section 6, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holders (duly endorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this Section 6 shall survive the term of this Guaranty and the payment in full of the Obligations.

SECTION 7.  Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and such Guarantor shall forthwith pay such principal amount, LIBOR Breakage Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

SECTION 8.  Term of Agreement. This Guaranty and all guaranties, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of such Guarantor hereunder shall be duly paid and performed in full; provided that each Guarantor shall be automatically and immediately released herefrom without any further act by any Person as provided in Section 9.7(b) of the Note Purchase Agreement.

SECTION 9.  Representations and Warranties. Each Guarantor represents and warrants to each Holder that:

(a)  such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)  such Guarantor has the requisite power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty;

(c)  this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)  the execution, delivery and performance of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other agreement evidencing Debt, (ii) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect, or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect;

(e)  no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty;

(f)  except as disclosed in Section 5.8 of the Note Purchase Agreement, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) that could reasonably be expected to have a material adverse effect upon the business, operations or financial condition of such Guarantor and its Subsidiaries taken as a whole;

(g)  such Guarantor (after giving due consideration to any rights of contribution) has received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder or as contemplated hereby and after giving effect to the transactions contemplated herein, (i) the fair value of the assets of such Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (ii) such Guarantor is able to and expects to be able to pay its debts as they mature, and (iii) such Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

SECTION 10.  Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), addressed (a) if to the Company or any Holder at the address or telecopy number set forth in the Note Purchase Agreement or (b) if to a Guarantor, in care of the Company at the Company’s address or telecopy number set forth in the Note Purchase Agreement, or in each case at such other address or telecopy number as the Company, any Holder or such Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received.

SECTION 11.  Survival. All warranties, representations and covenants made by each Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

SECTION 12.  Jurisdiction and Process; Waiver of Jury Trial.

(a)  Each Guarantor irrevocably submits to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating solely to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)  Each Guarantor consents to process being served in any suit, action or proceeding solely of the nature referred to in Section 12(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 10, to it. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)  Nothing in this Section 12 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)  EACH GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 13.  Miscellaneous. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, each Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Guarantor and the Required Holders. The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

[GUARANTORS]

By:
Name:
Title:

FORM OF JOINDER TO SUBSIDIARY GUARANTY

The undersigned (the “Guarantor”), joins in the Subsidiary Guaranty dated as of February 1, 2007 from the Guarantors named therein in favor of the Holders, as defined therein, and agrees to be bound by all of the terms thereof and represents and warrants to the Holders that:

(a)  the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b)  the Guarantor has the requisite power and authority and the legal right to execute and deliver this Joinder to Subsidiary Guaranty (“Joinder”) and to perform its obligations hereunder and under the Subsidiary Guaranty and has taken all necessary action to authorize its execution and delivery of this Joinder and its performance of the Subsidiary Guaranty;

(c)  the Subsidiary Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)  the execution, delivery and performance of this Joinder and performance of the Subsidiary Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other agreement evidencing Debt, (ii) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect, or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor, except as could not reasonably be expected to have a Material Adverse Effect;

(e)  no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Joinder or the Subsidiary Guaranty;

(f)  except as disclosed in writing to the holders, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its properties or revenues (i) with respect to this Joinder, the Subsidiary Guaranty or any of the transactions contemplated hereby or (ii) that could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Guarantor and its subsidiaries taken as a whole;

(g)  such Guarantor (after giving due consideration to any rights of contribution) has received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder or as contemplated hereby and after giving effect to the transactions contemplated herein, (i) the fair value of the assets of such Guarantor (both at fair valuation and at present fair saleable value) exceeds its liabilities, (ii) such Guarantor is able to and expects to be able to pay its debts as they mature, and (iii) such Guarantor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

Capitalized Terms used but not defined herein have the meanings ascribed in the Subsidiary Guaranty.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to Subsidiary Guaranty to be duly executed as of __________, ____.

[Name of Guarantor]

By:
Name:
Title:

Exhibit 1.3
CHIC_

EXHIBIT 4.4(a)

FORM OF OPINION OF SPECIAL

COUNSEL FOR THE COMPANY

The opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., special counsel for the Company, shall be to the effect that:

1.  The Note Purchase Agreement and the Notes constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

2.  The Subsidiary Guaranty constitutes the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

3.  The Note Purchase Agreement, the Notes and the Subsidiary Guaranty specify New York law to govern such documents. We are of the opinion that, if properly presented with the question, a state or federal court located in Louisiana would give effect to the choice of law stipulations in the Note Purchase Agreement, the Notes and the Subsidiary Guaranty, unless (a) a court finds that the chosen jurisdiction’s own conflict of law principals dictate the application of another body of law or (b) the chosen law contravenes the public policy of the state whose law would otherwise be applicable absent the contractual choice of law.

4.  In the event a state or federal court located in Louisiana disregarded the contractual choice of New York law provided in the Note Purchase Agreement, the Notes or the Subsidiary Guaranty, the Note Purchase Agreement, the Notes and the Subsidiary Guaranty would nevertheless constitute the legal, valid and binding obligations of the Company and the Subsidiary Guarantors respectively, enforceable in accordance with their respective terms under Louisiana law.

5.  Based on the representations set forth in the Agreement, the offering, sale and delivery of the Notes and delivery of the Subsidiary Guaranty do not require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

6.  No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Note Purchase Agreement or the offering, issuance and sale by the Company of the Notes, and no authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by any Subsidiary Guarantor of the Subsidiary Guaranty.

7.  The issuance and sale of the Notes by the Company, and the execution, delivery and performance by the Company of the terms and conditions of the Notes and the Note Purchase Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of the Company or any Subsidiary Guarantor pursuant to the provisions of (i) the certificate or incorporation or bylaws of the Company, (ii) the Credit Agreement, the Receivables Sale Agreement or any other agreement to which the Company or any Subsidiary Guarantor is a party or by which any of them or their property is bound that has been filed (or incorporated by reference) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC or to any other Quarterly Report on Form 10-Q or Current Report on Form 8-K thereafter filed by the Company with the SEC, (iii) any New York, Louisiana or federal law (including usury laws) or regulation that, in such counsel’s experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Note Purchase Agreement, or (iv) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

8.  The execution, delivery and performance of the Subsidiary Guaranty will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of any Subsidiary Guarantor pursuant to the provisions of the Credit Agreement, the Receivables Sale Agreement or any other agreement to which the Company or any Subsidiary is a party or by which any of them or their property is bound that has been filed (or incorporated by reference) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC or to any other Quarterly Report on Form 10-Q or Current Report on Form 8-K thereafter filed by the Company with the SEC,.

9.  Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

10.  Assuming the accuracy of the Company’s representation in Section 5.14 of the Note Purchase Agreement, the issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation U, T or X of the Board of Governors of the Federal Reserve System.

The opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel may rely on appropriate certificates of public officials and officers of the Company or the Subsidiary Guarantors and with respect to matters governed by the laws of any jurisdiction other than the United States of America, the laws of the state of Louisiana or the state of New York, such counsel may rely upon the opinions of counsel deemed (and stated in its opinion to be deemed) by it to be competent and reliable. Such opinion shall state that subsequent transferees and assignees of the Notes may rely thereon. Such opinion also may be subject to reasonable and customary exceptions, assumptions and qualifications.

Exhibit 4.4(a)
CHIC_13

EXHIBIT 4.4(b)

FORM OF OPINION OF GENERAL

COUNSEL OF THE COMPANY

The opinion of Jennifer M. Neil, Corporate Secretary and General Counsel of the Company, shall be to the effect that:

1.  Each of the Company and each Subsidiary Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Note Purchase Agreement and to issue and sell the Notes and, in the case of each Subsidiary Guarantor, to enter into and perform the Subsidiary Guaranty.

2.  The Note Purchase Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company.

3.  The Subsidiary Guaranty has been duly authorized by proper corporate action on the part of each Subsidiary Guarantor, has been duly executed and delivered by an authorized officer each such Subsidiary Guarantor.

4.  No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Note Purchase Agreement or the offering, issuance and sale by the Company of the Notes, and no authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by any Subsidiary Guarantor of the Subsidiary Guaranty.

5.  The issuance and sale of the Notes by the Company, and the execution, delivery and performance by the Company of the terms and conditions of the Notes and the Note Purchase Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of the Company or any Subsidiary pursuant to the provisions of (i) the certificate or articles of incorporation or bylaws of the Company or any Subsidiary Guarantor, (ii) the Credit Agreement, the Receivables Sale Agreement or any other agreement to which the Company or any Subsidiary Guarantor is a party or by which any of them or their property is bound that has been filed (or incorporated by reference) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC or to any other Quarterly Report on Form 10-Q or Current Report on Form 8-K thereafter filed by the Company with the SEC, (iii) any Louisiana law (including usury laws) or regulation or any provision of the Delaware General Corporation Law applicable to the Company, or (iv) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

6.  The execution, delivery and performance of the Subsidiary Guaranty will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of any Subsidiary Guarantor pursuant to the provisions of (i) its certificate or articles of incorporation or by-laws, (ii) the Credit Agreement, the Receivables Sale Agreement or any other agreement to which the Company or any Subsidiary is a party or by which any of them or their property is bound that has been filed (or incorporated by reference) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC or to any other Quarterly Report on Form 10-Q or Current Report on Form 8-K thereafter filed by the Company with the SEC,, (iii) any provision of the Delaware General Corporation Law or any Louisiana law or regulation applicable to any Subsidiary Guarantor that, in such counsel’s experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Note Purchase Agreement, or (iv) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to any Subsidiary Guarantor.

7.  There are no actions, suits or proceedings pending, or, to such counsel’s knowledge, threatened against, or affecting the Company or any Subsidiary, at law or in equity or before or by any Governmental Authority, that are likely to result, individually or in the aggregate, in a Material Adverse Effect.

The opinion of Jennifer M. Neil shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel may rely on appropriate certificates of public officials and officers of the Company or the Subsidiary Guarantors and with respect to matters governed by the laws of any jurisdiction other than the United States of America, the laws of the state of Louisiana or the Delaware General Corporation Law, such counsel may rely upon the opinions of counsel deemed (and stated in her opinion to be deemed) by her to be competent and reliable. Such opinion shall state that subsequent transferees and assignees of the Notes may rely thereon. Such opinion also may be subject to reasonable and customary exceptions, assumptions and qualifications.

Exhibit 4.4(b)
CHIC_

EXHIBIT 4.4(c)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

The opinion of Foley & Lardner LLP, special counsel to the Purchasers, shall be to the effect that:

1.  The Company is a corporation validly existing in good standing under the laws of the state of Delaware, with requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

2.  The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

3.  The Subsidiary Guaranty has been duly authorized by proper corporate or limited liability company, as the case may be, action on the part of each Subsidiary Guarantor, has been duly executed and delivered by an authorized officer of each Subsidiary Guarantor, and constitutes the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

4.  Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

5.  The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement do not conflict with or result in any breach of any of the provisions of the Articles of Incorporation or By-Laws of the Company.

6.  No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

The opinion of Foley & Lardner LLP shall state that the opinions of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. and Jennifer M. Neil are satisfactory in form and scope to it, and that, in its opinion, the Purchasers are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.